EXHIBIT 4.3.1

                          AMENDMENT OF JANUARY 21, 2009

                                     TO THE

                              RF MONOLITHICS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                    As Amended and Restated November 27, 1995
                    Approved by Stockholders January 31, 1996
                           As Amended October 8, 1997
                    Approved by Stockholders January 14, 1998
                           As Amended December 9, 1999
                    Approved by Stockholders January 26, 2000
                           As Amended October 26, 2001
                    Approved by Stockholders January 23, 2002
                           As Amended August 12, 2003
                    Approved by Stockholders January 21, 2004
                 As amended August 16, 2005 and January 17, 2006
         (Stockholder approval not required for 2005 or 2006 amendments)

         Set forth below is the amendment of January 21, 2009 to the RF Monolithics, Inc. Employee Stock Purchase Plan (the "Plan"):

         WHEREAS, on August 12, 2008, the Compensation Committee of the Board of Directors of RF Monolithics, Inc., (the "Company") approved amending the Plan to increase the number of shares authorized for issuance pursuant to the Company's Plan to 1,025,000 shares of common stock (the "Amendment"), and referred the Amendment to the stockholders of the Company for approval at the annual meeting and authorized the Company's officers to take appropriate action to give effect to the Amendment; and

         WHEREAS, the stockholders of the Company approved the Amendment on January 21, 2009.

         NOW, THEREFORE, the Plan be, and hereby is, amended to change the number of shares that may be issued to the Plan in paragraph 3(a) from 875,000 to 1,025,000 shares of Common Stock. This amendment shall be retroactive to August 12, 2008 to the extent necessary to authorize and approve issuances of Common Stock to be delivered after that date pursuant to the Plan.

         This amendment is effective as of January 21, 2009 except as provided above.


                                               /S/ DAVID M. KIRK
                                               ---------------------------------
                                               David M. Kirk, President